D.A. Davidson 12th Annual Engineering & Construction Conference September 10, 2013 Exhibit 99.1

2 Forward-Looking Statements Fiscal 2013 fourth quarter and year to date results are unaudited. This presentation contains “forward-looking statements” which are statements relating to future events, future financial performance, strategies, expectations, and the competitive environment. All statements, other than statements of historical facts, contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Additionally, forward-looking statements may include statements of expectations regarding the businesses acquired during fiscal 2013 (the “acquired subsidiaries”), including expected benefits and synergies of the transaction, future financial and operating results, and other statements regarding events or developments that the Company believes or anticipates will or may occur in the future as a result of the recently completed acquisition. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “forecast,” “may,” “should,” “could,” “project,” “looking ahead” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not read forward looking statements as a guarantee of future performance or results. They will not necessarily indicate accurately whether such performance or results will be achieved or at what time. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to factors described under Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended July 28, 2012 and Quarterly Report on Form 10-Q for the quarter ended January 26, 2013, and other risks outlined in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain “Non-GAAP” financial measures as defined by SEC rules. We believe that the presentation of certain Non-GAAP financial measures provides information that is useful to investors because it allows for a more direct comparison of our performance for the period with our performance in the comparable prior-year periods. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included at the end of this presentation. We caution that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Non-GAAP Financial Measures

3 Positioned for strong equity returns  A leading supplier of specialty contracting services to telecommunication providers nationwide  Telecommunications networks fundamental to economic progress  Firm end market opportunities  Wireless network upgrades  FTTx deployments  Wireless backhaul  Fiber deployments to businesses  Current end market drivers may indicate an emerging industry wide consensus that network bandwidth, both wireline and wireless, needs to increase dramatically  Capital allocation strategy designed to produce strong equity returns

4 Nationwide Footprint and Significant Resources Note: See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures.  Headquartered in Palm Beach Gardens, Florida  Nationwide footprint  Operates in all 50 states and in Canada  Over 40 operating subsidiaries and hundreds of field offices  Fiscal 2013 fourth quarter revenues of $478.6 million grew organically 7.5% year over year  Strong financial profile  Cash and equivalents of $18.6 million at July 27, 2013  $400 million Senior Credit Facility maturing in December 2017  7.125% Senior Subordinated Notes due 2021  Over 10,800 employees

5 Services Crucial to Customer Success Engineering Underground Facility Locating Outside Plant & Equipment Installation Premise Equipment Installation Wireless Services

6 Intensely Focused on Telecommunications Market Contract Revenue $478.6 million Quarter Ended July 27, 2013 Telecommunications Underground Facility Locating Electric and Gas Utilities and Other Construction and Maintenance 88.2% 7.4%4.4%

7 0 5,000 10,000 15,000 20,000 25,000 -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% GDP Traffic Strong Secular Trend Quar terl y G D P C hang e N or th A m eri c a In tern e t Pro to c ol T ra ffic (Pe tab yte s per M on th ) Sources: U.S. Telecom, The Broadband Association Cisco Visual Networking Index U.S. National Bureau of Economic Analysis “…what we've seen today is 13 billion devices connected. Projection by 2015 for that to grow to 25 billion, and by the end of the decade, 50 billion. Just about 99% of things that could be connected are not connected yet. There is still a lot of analog out there. There's still a lot of opportunity to connect things. And so, that's going to drive a whole new opportunity. Video will play a huge part in this. Mobility will play a huge part in this. Video will be 86% of all Internet traffic by 2016.” Gary Moore, President and COO, Cisco, Inc. – February 2013

8 - 50,000 100,000 150,000 200,000 250,000 300,000 350,000 US cell sites US Towers Key Driver: Wireless Network Upgrades “…Project VIP, as you know, is a major initiative for us we announced last November. It says that by year-end 2014 we will expand to cover LTE to more than 300 million POPs in the US. That's going to involve adding more than 10,000 macro sites, adding more than 1,000 distributed antenna systems -- and, frankly, I think it will be significantly more than that based on our current rate -- and more than 40,000 small cells.” Bill Smith, President - Network Operations, AT&T Inc. – May 2013 Sources: CTIA  Wireless network spending increasing faster than overall spending  Dycom entered wireless market in December 2010 and is further expanding its wireless services to key customers  Strong growth opportunities as industry migrates from 3G to 4G technologies

9 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 5,500,000 2Q 08 4Q 08 2Q 09 4Q 09 2Q 10 4Q 10 2Q 11 4Q 11 2Q 12 4Q 12 2Q 13 Cumulative Subscribers Verizon FiOS Video AT&T U-Verse Key Driver: FTTx Deployments “… we passed a crucial threshold with U-verse. It now accounts for more than half of all consumer revenues. Two years ago, U-verse was less than a third of consumer; now it's more than half and growing very fast. That's a remarkable benchmark as we transform our business. [....] U-verse is now a nearly $12 billion annualized revenue stream, not bad for a business that was just started seven years ago. And, it also shows clearly that we know how to build and scale new businesses as we move forward with Project VIP.” John Stephens, Senior EVP and Chief Financial Officer, AT&T – July 2013 Sources: Individual Company Releases  A significant competitive response by telephone companies to cable MSO’s  Key customer reaccelerating spending for fiber to the home and businesses

Key Driver: Wireless Backhaul









Mobile Data Traffic Growth Relative to 2009
50X
40X
30X
20X
10X
0X
2009
2010
2011
2012
2013E
2014E
Yankee Group
Coda Research
Cisco Systems, Inc.
Average

Sources: FCC OBI Technical Paper 6, Mobile Broadband: The Benefits of Additional Spectrum

"…Continuing our fiber to the tower, which is our third initiative, is we're building fiber to as many towers as possible in our service areas. During the second quarter, we completed about 1,150 fiber to the tower builds for a total of about 16,700 over our footprint. We currently expect to build fiber to 4,000 to 5,000 towers in 2013 and should end the year with fiber to about 19,000 to 20,000 towers."

Stewart Ewing, EVP & Chief Financial Officer, CenturyLink, Inc. - August 2013

- Very attractive returns to our customers
- Telephone, cable and other companies aggressively deploying fiber to provide wireless backhaul services
- Continues to provide significant growth opportunities

DYCOM INDUSTRIES INC.
10

11 $9.5B $20.0B $27.5B 2012 Business Services Revenue $5.0 Billion Addressable Business Services Market $57 Billion “I will take the Business Services question […] The business had a great quarter, growing at 26.5%. It's still about 85% small business and 15% midsize, but the midsize is growing at a faster rate and we are really pleased with the growth there. In terms of CapEx investment, we continue to invest behind the business. It's a high-growth business, our highest growth business. The absolute dollars are growing in a nice way. And primarily our CapEx is invested in extending the network and in CPE.” Neil Smit, EVP and President & CEO, Comcast Cable – July 2013 Sources: Individual Company Releases & Transcripts $0.7B $1.9B $2.4B Key Driver: Fiber to Businesses  Emerging as an industry battleground  Multi-year cap-ex trajectory provides visible revenue opportunities  Leverages Dycom’s existing cable engineering and construction resources

12 Subsidiaries Dycom’s Nationwide Presence Local Credibility, National Capability Dycom Headquarters Subsidiary Headquarters

13 Focused on High Value Profitable Growth  Anticipating emerging technology trends which drive capital spending Deliberately targeting high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities Selectively acquiring businesses which complement our existing footprint and enhance our customer relationships, as evidenced with recent M&A activity Leveraging our scale and expertise to expand margins through best practices

14 17% 16% 10% 10%6% 5% 5% 2% 2% 1% 26% Blue-chip, predominantly investment grade clients comprise the vast majority of revenue Well Established Customers Quarter Ended July 27, 2013 Customer Revenue Breakdown Comcast AT&T CenturyLink Verizon Windstream Charter Ericsson Time Warner Cable Other Frontier Montana Opticom

15 Durable Customer Relationships R e v enue ( $ in mil lions ) For comparison purposes, when customers have been combined through acquisition or merger, their revenues have been combined for all periods. FY 2013 reflects the results of the businesses acquired in fiscal 2013, including the operations of the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. $- $50 $100 $150 $200 $250 $300 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 AT&T Comcast CenturyLink Verizon Adelphia Charter Comm Time Warner Cable Windstream $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Top 5 All Other $588 $842 $958 $995 $1,138 $1,230 $1,107 $989 71% 72% 72% 67% 66% 66% 66% 67% 33%34%33%28%28%29% 34% 34% $1,036 62% 38% $1,201 60% 40% $1,609 41% 59%

16  Revenue By Contract Type Quarter Ended July 27, 2013 Anchored by Long-Term Agreements Master Service Agreements Long-term contracts Short-term contracts  Master Service Agreements (MSA’s)  Multi-year, multi-million dollar arrangements covering thousands of individual work orders  Generally exclusive requirement contracts  Long-term contracts relate to specific projects with terms in excess of one year from the contract date  Dycom is party to numerous MSA’s and other arrangements with customers that extend for periods of one or more years and generally maintains multiple agreements with each customer  Short-term contracts relate to spot market requirements  Significant majority of contracts are based on units of delivery 66.2% 11.7% 22.1%

17 $482 $347 $312 $330 $- $200 $400 $600 $800 Capital Expenditures Business Acquisitions Share Repurchases Capital Investments FY 2004 - FY 2013 FY'13 $677 FY 2004 - 2012 Note: Amounts represent cumulative cash flow for fiscal 2004 – fiscal 2013; Fiscal 2013 acquisitions include Q2-13 acquisition of telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc., and Q4-13 acquisitions of Sage Telecommunications Corp of Colorado, LLC and certain assets of a tower construction and maintenance company See “Regulation G Disclosure” for a summary of amounts. Robust Cash Flow - Investing for Growth $923 million Cash flow from operations $547 million Provided by borrowings, other financing and investing activities and beginning cash on hand Cumulative Cash Flows Fiscal 2004 – Fiscal 2013 $1.470 Billion for Investment ($ in millions)

Financial Update

19 Financial Overview Organic revenue growth of 7.5% during Q4-2013 Solid margins and earnings Stable balance sheet Strong cash flows and liquidity Capital structure designed to produce strong equity returns

20 15.2% 19.2% 17.3% 9.0% 2.4% 3.5% 6.2% 7.5% (10)% (5)% 0% 5% 10% 15% 20% 25% Q1-12 Q2-12 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Quarterly Organic Growth (12.0) (10.5)% 2.0% 15.4% 4.9% (15)% (10)% (5)% 0% 5% 10% 15% 20% FY2009 FY2010 FY2011 FY2012 FY 2013 Annual Organic Growth $1,107 $989 $1,036 $1,201 $1,609 $- $200 $40 $600 $800 $1,00 $1,200 $1,400 $1,600 $1,800 FY2009 FY2010(a) FY2011 FY2012 FY 2013(b) Annual Contract Revenues ($ in millions) Organic growth trend increases since fiscal 2009 Tenth consecutive quarter of organic growth Revenue increases driven by growth within existing contracts and services to wireless providers Quarterly results exhibit seasonal weather patterns Contract Revenue Growth (a)Fiscal 2010 includes an incremental week as the result of Dycom’s 52/53 week fiscal year. (b) Fiscal 2013 includes the results of businesses acquired in fiscal 2013 of $337.9 million $320 $267 $296 $318 $323 $293 $314 $340 $76 $123 $139 $- $60 $120 $180 $240 $300 $360 $420 $480 $540 Q1-12 Q2-12 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Quarterly Contract Revenues ($ in millions) Businesses acquired in FY'13 $369 $437 $479 See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. Note: Businesses acquired in FY’13 includes the operations of the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. and Q4- 13 acquisitions of Sage Telecommunications Corp of Colorado, LLC and certain assets of a tower construction and maintenance company. Results before Q2-13 reflect Dycom prior to these acquisitions.

21 $20.9 $6.8 $21.9 $39.4 $39.8 $- $10 $20 $30 $40 $50 FY2009 FY2010 FY2011 FY2012 FY2013 Net Income - Non-GAAP ($ in millions) Earnings Growth (a) The amounts and percentages for EBITDA – Adjusted are Non-GAAP financial measures adjusted to exclude certain items. See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. Note: FY’13 includes the operations of the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. and Q4-13 acquisitions of Sage Telecommunications Corp of Colorado, LLC and certain assets of a tower construction and maintenance company. FY-2009 - FY-2012 reflect Dycom prior to these acquisitions. EBITDA – Adjusted growth from contributions of acquired businesses and organic growth Net income – Non-GAAP growth  EBITDA-Adjusted increases  Incremental amortization and interest from FY-13 acquisitions and lower income from asset sales partially offsets growth $117.2 $85.8 $110.2 $135.5 $179.8 10.6% 8.7% 10.6% 11.3% 11.2% 0% 5% 10% 15% 20% $0 $30 $60 $90 $120 $150 $180 FY2009 FY2010 FY2011 FY2012 FY2013 EB ITD A- Ad jus ted as a % o f Re ve nu e An nu al EB ITD A ($ in mi llio ns ) Annual EBITDA - Adjusted and EBITDA-Adjusted as a % of Revenue EBITDA - Adjusted (Non-GAAP) (a) EBITDA - Adjusted as a % of Revenue

22 Cash Flow and Liquidity Investing and Financing Transactions  Acquisition expenditures of $330.3 million in FY 2013 for newly acquired subsidiaries  Borrowings under new, 5-year credit facility and $90.0 million add-on to Senior Subordinated Notes due 2021 Cash Flow From Operations  Strong cash flows to fund growth (a) Capital expenditures, net of proceeds from asset sales represents capital expenditures less proceeds from sale of assets. $54.1 $43.9 $65.1 $106.7 $- $20 $40 $60 $80 $100 $120 FY2010 FY2011 FY2012 FY 2013 Cash Flow from Operations ($ in millions) $46.6 $49.2 $52.8 $58.8 $- $20 $40 $60 $80 FY2010 FY2011 FY2012 FY 2013 Capital Expenditures, net (a) ($ in millions)

23 $1,208 $1,217 $2,003 $2,197 $- $750 $1,500 $2,250 Q3-13 Q4-13 Backlog ($ in millions) Next 12 month Next 12 month Strong Balance Sheet and Backlog Financial profile positioned to address emerging industry opportunities  $400 million Senior Credit Facility - maturity in December 2017  $125 million Term Loan  $275 million Revolver  Ample liquidity  Senior Subordinated Notes - maturity in January 2021 April 27, 2013 July 27, 2013 18.2$ 18.6$ $275 million revolver 36.0$ 49.0$ Term Loan 123.4$ 121.9$ 277.5$ 277.5$ Total Debt (*) 436.9$ 448.4$ 46.7$ 46.7$ 192.3$ 179.3$ ($ in millions) 7.125% Senior Subordinated Notes, due January 2021 (*) Letters of Credit outstanding Availability on Senior Credit Agreement Senior Credit Agreement, matures December 2017 Cash and equivalents Debt: (*) Excludes $3.6 millio debt premium at Q4-13 to be amortized Backlog  Backlog of $2.197 billion at Q4-13  Next 12 months backlog of $1.217 billion at Q4-13

24 Capital Allocated to Maximize Shareholder Returns Organic growth, solid free cash flow and confidence in industry outlook promotes capital allocation strategy to further expand shareholder returns Fiscal 2013 acquisitions further strengthen our customer base, geographic scope, and technical service offerings Share repurchases of over 15% of outstanding shares during fiscal 2011 through fiscal 2013 creates incremental shareholder value and reduces equity claims on future earnings

Selected Information from Q4-13 Dycom Results Conference Call Materials The following slides 26-27 were used on August 28, 2013 in connection with the Company’s conference call to discuss fiscal 2013 fourth quarter results and are included here for your convenience. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to these slides and, in addition, slide 28. The information and statements contained in slides 26-28 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-K’s filed with the Securities and Exchange Commission on August 28, 2013 and August 29, 2013.

26 Looking Ahead Outlook Contract Revenues Continued total and organic revenue growth as services to wireless carriers remain robust, cable construction strengthens and customers maintain growing expenditures Gross Margin % Improving margin trends as legacy performance remains solid and integration activities continue G&A Expense % G&A expense increases as a % of revenue and includes near-term integration expenses and increased stock-based compensation Depreciation & Amortization Depreciation & amortization of $23.4 - $23.8 million quarterly Interest Expense Interest expense of $6.9 million quarterly reflecting borrowings to support current operations Other Income Other income from asset sales in Q1-14 which approaches $1.7 million in Q1-14 and declines to $0.8 - $1.3 million quarterly thereafter Diluted Shares Approximately 34.5 million diluted shares in Q1-14 with shares gradually increasing in subsequent quarters reflecting the future vesting and value of employee equity awards Liquidity Ample cash on hand and revolver availability. Revolver borrowings of $49.0 million at end of Q4-13 expected to increase through the fall of this calendar year due to seasonal factors

27 Looking Ahead Q1-2014 Outlook (all amounts are estimates - actual amounts may differ) ($ in millions) Q1-2013 Q1-2014 Y-O-Y Comments Contract Revenues $323.3 $475.0 - $495.0 (including $135.0 - $145.0 from acquired subsidiaries) Mid to high single digit organic growth Gross Margin % (as a percent of revenue) 20.5% % down slightly from Q1-13 result Margins which sequentially improve G&A Expense % (as a percent of revenue) (Q1-13 is Non-GAAP) (b) 8.7% % up slightly from Q1-13 G&A expense in Q1-14 includes ongoing integration expenses for acquired subsidiaries and increased stock- based compensation Stock based compensation (included in G&A) $ 2.3 $ 3.5 Reflects impact of employee equity awards and is included in G&A expense Depreciation & Amortization (“D&A”) $15.3 $23.4 - $23.8 Amortization of approximately $5.2 million; D&A increase primarily from newly acquired fixed assets and intangibles Interest Expense $4.2 $6.9 Increase in interest expense related to acquisition borrowings and reflects near term cash expenditures to support current operations Other Income $1.6 $1.4 - $1.7 Other income approaching Q1-13 result Adjusted EBITDA % (a)(b) 12.5% EBITDA % down slightly from Q1-13 result Total EBITDA amount increases from growth in organic operations and contributions from acquired businesses EPS – Diluted – Non-GAAP (b) $ 0.36 $0.42 - $0.49 EPS increase reflecting growth in total EBITDA amount offset in part by incremental depreciation, amortization, interest and stock-based compensation (a) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, write-off of deferred financing costs, charge for a wage and hour class action settlement and acquisition-related costs. (b) Pre-tax acquisition related costs of $0.7 million are excluded from Q1-13 G&A Expense % and Adjusted EBITDA %. EPS – Diluted - Non-GAAP also excludes the impacts of these costs, net of the related tax benefit.

28 Additional Information – Amortization of Intangibles Estimated Future Amortization of Intangibles ($ in millions) Dycom Legacy Companies(a) Q2-2013 Acquired Businesses Q4-13 Acquired Businesses Total Dycom Estimated Quarterly Expense: Q1-14 $ 1.6 $3.4 $0.1 $ 5.2 Q2-14 $ 1.5 $3.1 $0.1 $ 4.8 Q3-14 $ 1.5 $2.5 $0.1 $ 4.1 Q4-14 $ 1.5 $2.5 $0.1 $ 4.1 Estimated Expense by Fiscal Year: FY 2014 $ 6.1 $11.5 $0.5 $ 18.2 FY 2015 $ 6.0 $8.5 $0.5 $ 15.0 FY 2016 $ 5.6 $8.2 $0.5 $ 14.3 FY 2017 $ 4.8 $7.6 $0.5 $ 12.9 FY 2018 $ 4.7 $5.5 $0.5 $ 10.7 Thereafter $ 11.4 $35.0 $3.1 $ 49.5 (a) Dycom Legacy Companies includes all subsidiaries owned by Dycom prior to fiscal 2013.

Supplemental Schedules Regulation G Disclosures

30 Regulation G Disclosure (a) Year-over-year growth percentage is calculated as follows: (i) revenues in the current twelve month period less (ii) revenues in the comparative prior twelve month period; divided by (ii) revenues in the comparative prior twelve month period. (b) Revenues from businesses acquired has been included on organic growth (decline) only if the results were included for the ful l year in each period. (c) Non-GAAP adjustments in FY 2010 reflect adjustments in Q4-10 result from the Company’s 52/53 week fiscal year of $20.1 million. The Q4-10 Non-GAAP adjustments reflect the impact of the additional week in Q4-10 and are calculated by dividing contract revenues by 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP-contract revenues to calculate 13 weeks of revenue for Q4-10 on a Non-GAAP basis for comparison purposes. Amounts may not foot due to rounding. Reconciliation of GAAP to Non-GAAP Measures Calculation of Organic Growth (Decline) % (excluding revenues from storm restoration services and businesses acquired) ($ in millions) Revenues from businesses acquired (b) Revenues from storm restoration services Adjustment for extra week as a result of 52/53 week fiscal year (c) Total Adjustment GAAP NON-GAAP FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ 33.9% 4.9%,2 1.1 - (6.0) ,195.1 FY 2012 1,201.1$ -$ (6.0)$ -$ (6.0)$ 1,195.1$ FY 2012 1,201.1$ (54.5)$ (6.0)$ -$ (60.5)$ 1,140.6$ 16.0% 15.4%,035.9 (33.8) (47.8) 988.1 FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ 4.8% 2.0%988.6$ -$ (20.1)$ 968.5$ FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ (10.7)% (10.5)%Q4-10 1,106.9$ -$ (24.3)$ 1,082.6$ 0.0% 0.0% FY 2009 1,106.9$ -$ (24.3)$ -$ (24.3)$ 1,082.6$ Q4-09 1,230.0$ (101.9)$ (101.9)$ 1,128.1$ FY 2009 1,106.9$ -$ (24.3)$ -$ (24.3)$ 1,082.6$ (10.0)% (12.0)%1,230.0$ -$ -$ 1,230.0$ FY 2008 1,230.0$ -$ -$ -$ -$ 1,230.0$ GAAP Contract Revenues NON-GAAP Contract Revenues Organic Growth (Decline) % (excluding revenues from storm restoration services and businesses acquired) (a)NON-GAAP ADJUSTMENTS

31 Regulation G Disclosure Amounts may not foot due to rounding. Reconciliation of GAAP to Non-GAAP Measures ($ in millions) GAAP NON-GAAP (Organic) Revenues from businesses acquired (b) Revenues from storm restoration services Q4-13 Organic Growth: Q4-13 478.6$ (139.1)$ -$ 339.6$ 50.5% 7.5% Q4-12 318.0$ -$ (2.3)$ 315.8$ Prior Quarters Organic Growth: Q3-13 437.4$ (122.9)$ -$ 314.5$ 47.7% 6.2% Q3-12 296.1$ -$ -$ 296.1$ Q2-13 369.3$ (75.9)$ (16.7)$ 276.7$ 38.1% 3.5% Q2-12 267.4$ -$ -$ 267.4$ Q1-13 323.3$ -$ -$ 323.3$ 1.2% 2.4% Q1-12 319.6$ -$ (3.7)$ 315.8$ Q4-12 318.0$ -$ (2.3)$ 315.8$ 4.7% 9.0% Q4-11 303.7$ -$ (14.1)$ 289.7$ Q3-12 296.1$ -$ -$ 296.1$ 17.3% 17.3% Q2-12 267.4$ (13.6)$ -$ 253.8$ 22.5% 19.2%2-11 218.2$ (5.3)$ 212.9$ Q1-12 319.6$ (14.5)$ (3.7)$ 301.4$ 22.2% 15.2%261.6$ -$ 261.6$ Q4-11 303.7$ (14.1)$ (14.1)$ 275.5$ 7.9% 5.4%4-10 281.5$ (20.1)$ 261.4$ 11.6 9.9 Q3-11 252.4$ (14.4)$ -$ 238.0$ 8.9% 2.7%4-09 231.6$ -$ 231.6$ Q2-11 218.2$ (5.3)$ -$ 212.9$ 0.9% (1.6)%4-09 216.3$ -$ 216.3$ Q1-11 261.6$ -$ -$ 261.6$ 1.0% (c) 1.0% (c) NON-GAAP Contract Revenues Revenue Growth (Decline) % (a)GAAP Contract Revenues The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth (revenue growth excluding revenues from storm restoration services and businesses acquired). NON-GAAP ADJUSTMENTS (a) Year-over-year growth (decline) percentage is calculated as follows: (i) revenues in the quarterly period less (ii) revenues in the comparative prior year quarter period; divided by (iii) revenues in the comparative prior year quarter period. (b) Revenues from subsidiaries acquired has been included on organic growth (decline) only if the subsidiaries were included for the full quarter in each period.

Regulation G Disclosure





The below table presents the Non-GAAP financial measures of EBITDA and Adjusted EBITDA for the respective periods. EBITDA and Adjusted EBITDA are Non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense and Adjusting items. The Company believes these Non-GAAP financial measures provide information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses these Non-GAAP financial measures to evaluate its past performance and prospects for future performance. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. These tables present a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure.

Reconciliation of GAAP to Non-GAAP measures ($ in millions) (amounts may not add due to rounding)	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2012	Fiscal 2013
Adjusting Items:					
Write-off of deferred financing costs	$ 0.6	$ -	$ -	$ -	$ 0.3
(Loss) gain on debt extinguishment, net	(3.0)	-	8.3	-	-
Goodwill impairment charges	94.4	-	-	-	-
Charges for wage and hour litigation	-	1.6	0.6	-	0.5
Reversal of interest expense on income tax liabilities	(0.3)	-	-	-	-
Reversal of certain income tax related liabilities	(1.4)	(1.0)	-	-	-
Valuation allowance on deferred tax asset	-	1.1	-	-	-
Acquisition related costs	-	-	0.2	-	6.8
Pre tax effect of Adjusting Items	$ 91.7	$ 1.6	$ 9.1	$ -	$ 7.6
After tax effect of Adjusting Items	$ 74.0	$ 0.9	$ 5.8	$ -	$ 4.6
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)					
Net income (loss) (GAAP)*	$ (53.2)	$ 5.8	$ 16.1	$ 39.4	$ 35.2
Provision (benefit) for income taxes	(1.4)	4.9	12.4	25.2	23.0
Pre-tax income (loss)	(54.5)	10.7	28.5	64.6	58.2
Interest expense (income), net	14.5	14.2	15.9	16.7	23.3
Depreciation	58.6	57.2	55.8	56.2	64.8
Amortization	6.8	6.4	6.7	6.5	20.7
EBITDA	25.4	88.5	106.9	144.0	167.0
Gain on sale of fixed assets	(3.9)	(7.7)	(10.2)	(15.4)	(4.7)
Stock-based compensation expense	3.9	3.4	4.4	7.0	9.9
Pre-tax effect of Adjusting Items (from above) (a)	92.0	1.6	9.1	-	7.6
EBITDA - Adjusted (Non-GAAP)	$ 117.2	$ 85.8	$ 110.2	$ 135.5	$ 179.8
(a) Amounts exclude items already added back into the calculation of EBITDA					
Reconciliation of Net Income (GAAP), to Net Income - Non-GAAP (Non-GAAP)					
Net income (loss) (GAAP)*	$ (53.2)	$ 5.8	$ 16.1	$ 39.4	$ 35.2
Adjusting Items from above, after tax	74.0	0.9	5.8	-	4.6
Net income - Non-GAAP	$ 20.9	$ 6.8	$ 21.9	$ 39.4	$ 39.8
Total contract revenues	$ 1,106.9	$ 988.6	$ 1,035.9	$ 1,201.1	$ 1,608.6
EBITDA (from above) as a percentage of contract revenues	2.3%	9.0%	10.3%	12.0%	10.4%
EBITDA - Adjusted (Non-GAAP) (from above) as a percentage of contract revenues	10.6%	8.7%	10.6%	11.3%	11.2%

* Fiscal 2009 net income includes $0.1 million loss from discontinued operations, net of tax which has been excluded from Non-GAAP results.

DYCOM INDUSTRIES INC.

32

Regulation G Disclosure







Calculation of Cumulative Cash Flows Fiscal 2004 through Fiscal 2013
($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities (a)	Other Investing Activities (b)	Total Other Financing and Investing Activities
FY-13	$ 106.7	$ (58.8)	$ (330.3)	$ (15.2)	$ 263.5	$ 0.1	$ 263.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
FY-07	108.5	(62.3)	(61.8)	-	7.7	(0.4)	7.3
FY-06	102.3	(47.3)	(65.4)	(186.2)	141.2	(0.3)	140.9
FY-05	87.4	(48.4)	(8.5)	-	(1.8)	22.9	21.1
FY-04	124.2	(28.6)	(175.2)	-	1.3	35.0	36.3
Cumulative	$ 923.1	$ (481.7)	$ (677.2)	$ (311.5)	$ 433.0	$ 58.1	$ 491.1

Cash at July 26, 2003	$ 74.7
Cash at July 27, 2013	18.6
Difference representing beginning cash used during the period	$ 56.1
Total amount provided by Other Financing and Investing Activities and beginning cash on hand	$ 547.2

(a) Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.
(b) Other investing activities represents net cash provided by (used in) investing activities less capital expenditures, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.

Amounts may not foot due to rounding.

DYCOM INDUSTRIES INC.

33

D.A. Davidson 12th Annual Engineering & Construction Conference September 10, 2013